EXHIBIT 10.1 EXECUTION COPY 1 SETTLEMENT AGREEMENT This Settlement Agreement (this “Settlement Agreement”), is made and entered as of April 21, 2015, by and among (i) Meyer Burger AG, a corporation organized under the laws of Switzerland, having its principal place of business at Schorenstrasse 39 3645 Gwatt (Thun), Switzerland (“MB AG”), Diamond Materials Tech, Inc., a Delaware corporation, having its principal place of business at 3505 North Stone Avenue, Colorado Springs, Colorado 80907 (“DMT”), and MBT Systems Ltd., a Delaware corporation, having its principal place of business at 23562 NW Clara Lane, Hillsboro, Oregon 97142 (formerly, 309 Route 94, Columbia, New Jersey 07832) (“MBT”, and together with MB AG and DMT, the “MB Parties”), and (ii) GTAT Corporation, a Delaware corporation, having its principal place of business at 243 Daniel Webster Highway, Merrimack, NH 03054 (“GTAT Corp.”), GT Advanced Technologies, Inc., GT Advanced Equipment Holding LLC, GT Equipment Holdings, Inc., Lindbergh Acquisition Corp., GT Sapphire Systems Holding LLC, GT Advanced Cz LLC, GT Sapphire Systems Group LLC and GT Advanced Technologies Limited (collectively, together with GTAT Corp., the “GTAT Parties”). The MB Parties and the GTAT Parties are referred to herein, collectively, as the “Parties.” WHEREAS, GTAT Corp. and certain of its affiliates are in the business of making, selling, and operating furnaces for the manufacture of sapphire; WHEREAS, beginning in December 2013, the MB Parties and GTAT Corp. entered into various agreements (together with all related purchase orders, collectively, the “MB Contracts”) in connection with which, among other things, the MB Parties provided to the GTAT Parties various machinery, equipment, parts, materials, consumables, products, accessories, tooling,

2 diamond wire, and other items, including, without limitation, the items listed on Exhibit A attached hereto (collectively, the “MB Equipment”); WHEREAS, the GTAT Parties filed petitions for reorganization under Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”) on October 6, 2014 (the “Petition Date”), which chapter 11 cases are being jointly administered under the caption In re GT Advanced Technologies Inc., et al., Case No. 14-11916-HJB (the “Chapter 11 Cases”); WHEREAS, the GTAT Parties continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code; WHEREAS, on October 25, 2014, MBT submitted a reclamation demand seeking to reclaim from GTAT Corp. goods with an invoiced value of $1,547,507.59 (the “MBT Reclamation Demand”), and DMT submitted a reclamation demand seeking to reclaim from GTAT Corp. goods with an invoiced value of $2,225,308.52 (the “DMT Reclamation Demand” and, together with the MBT Reclamation Demand, the “MB Reclamation Demands”); WHEREAS, on January 26, 2015, the MB Parties filed the following proofs of claims against GTAT Corp. for alleged breaches of contract (collectively, the “MB Claims”): (a) MB AG filed proof of claim No. 884 asserting a general unsecured claim against GTAT Corp. in the amount of $6,608,500 (the “MB AG Claim”); (b) MBT filed proof of claim No. 871 asserting claims against GTAT Corp. in the aggregate amount of $18,226,675.74 (the “MBT Claim”), including an administrative expense claim under section 503(b)(9) of the Bankruptcy Code in the amount of $203,179.58; and

3 (c) DMT filed proof of claim No. 868 asserting claims against GTAT Corp. in the aggregate amount of $11,943,334.92 (the “DMT Claim”), including an administrative expense claim under section 503(b)(9) of the Bankruptcy Code in the amount of $1,139,394.32; WHEREAS, in addition to the MB Claims, MB AG has asserted, by letter dated November 19, 2014, that it holds an ownership interest in 18 Brickmaster BM 860s (the “Brickmasters”) that are in the possession of the GTAT Parties, and that MB AG asserts has a total value of $11,895,300; WHEREAS, GTAT Corp. previously granted the MB Reclamation Demands by notice dated February 6, 2015 [Docket No. 1229] (the “Reclamation Notice”), subject to the terms and limitations set forth in the Reclamation Notice; WHEREAS, on February 26, 2015, MBT and DMT each filed objections to the Reclamation Notice as it relates to their Reclamation Demands [Docket Nos. 1348 and 1349] (the “Reclamation Objections”); WHEREAS, GTAT Corp. disputes the MB Claims and the Reclamation Objections, asserts affirmative claims against the MB Parties for breach of the MB Contracts, and asserts that it has legal title to the Brickmasters; and WHEREAS, the Parties now desire to enter into an agreement settling (a) any and all claims by the MB Parties against the GT Parties, including, without limitation, the MB Claims, (b) any and all reclamation demands by the MB Parties against the GT Parties, including, without limitation the MB Reclamation Demands, (c) any and all obligations of the MB Parties to GTAT Corp. under the MB Contracts and any and all obligations of GTAT Corp. to the MB Parties under the MB Contracts, and (d) the Parties’ right, title, and interest to any and all

4 machinery, equipment, parts, materials, consumables, products, accessories, tooling, diamond wire, or any other items provided by the MB Parties to the GT Parties. NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding any provision in the MB Contracts or any other prior agreement, arrangement or understanding between or among the GTAT Parties or the MB Parties to the contrary, the Parties hereby agree, effective upon the occurrence of the Effective Date (as hereinafter defined), as follows: 1. MB Reclamation Demands. The MB Parties waive and withdraw any and all reclamation demands for any and all goods received by the GTAT Parties, including, without limitation, the MB Reclamation Demands. 2. Administrative Expense Claims: The MB Parties waive and withdraw any and all administrative expense claims against the GTAT Parties, including, without limitation, any administrative expense claims arising under section 503(b)(9) of the Bankruptcy Code. 3. Rejection of MB Contracts. The MB Contracts shall be deemed rejected pursuant to section 365(a) of the Bankruptcy Code. 4. Allowed General Unsecured Claims Against GTAT Corp. (a) MB AG shall have an allowed general unsecured claim in the amount of $6,252,993.82 against GTAT Corp. The balance of the MB AG Claim is waived and extinguished. The MB AG Claim is deemed amended accordingly. (b) MBT shall have an allowed general unsecured claim in the amount of $17,246,166.43 against GTAT Corp. The balance of the MBT Claim is waived and extinguished. The MBT Claim is deemed amended accordingly.

5 (c) DMT shall have an allowed general unsecured claim in the amount of $11,300,839.75 against GTAT Corp. The balance of the DMT Claim is waived and extinguished. The DMT Claim is deemed amended accordingly. (d) The Approval Order (as hereinafter defined) shall provide that upon its entry, the claims described in this paragraph 4 shall be valid, enforceable, unsubordinated, liquidated, non-contingent claims that are not subject to any counterclaim, defense, claim, reduction, recoupment, set-off, avoidance, recharacterization, disgorgement, disallowance, subordination or reconsideration, pursuant to Section 502(d) or 502(j) of the Bankruptcy Code, Bankruptcy Rule 3008, 9023 or 9024, or otherwise, nor are any distributions made or to be made in respect of such claims subject to any of the foregoing. 5. Ownership of MB Equipment. The Approval Order shall find and declare that the MB Parties have sold and transferred all right, title, and interest whatsoever in and to any and all MB Equipment to GTAT Corp. and that GTAT Corp. is the owner of any and all the MB Equipment, including, without limitation, the Brickmasters, free and clear of any liens, claims, encumbrances, or interests. For the avoidance of doubt, the GTAT Parties shall have no right to any parts and equipment in the possession of the MB Parties as of the Effective Date. The MB Parties shall provide the GTAT Parties, at no cost, with any keys, codes, or passwords, including any updates thereof and related written instructions, required to operate the MB Equipment. 6. Intellectual Property. Nothing contained in this Agreement shall constitute a license, sale, or transfer of the MB Parties’ intellectual property to the GTAT Parties; provided, however, and notwithstanding the terms and conditions of any previous licenses, the MB Parties hereby grant to GTAT Corp. the right to use any software or other technology in connection with any and all MB Equipment. For the avoidance of doubt, in connection with a sale of any MB

6 Equipment by GTAT Corp. to a purchaser, GTAT Corp. may transfer its right to use such software or other technology to such purchaser. 7. Servicing and Warranties. The MB Parties shall have no obligations to service or honor any warranties on any and all MB Equipment; provided, however, that the MB Parties hereby agree that any future purchaser of MB Equipment shall be entitled to purchase any support and/or maintenance that the MB Parties offer generally to their customers at the standard list price for such support and/or maintenance. 8. Mutual Release of Claims. In consideration of the foregoing, effective as of the Effective Date, (i) each of the MB Parties hereby releases, remises and forever discharges the GTAT Parties and their current and former officers, directors, agents, attorneys, employees, affiliates, advisors, consultants, attorneys, shareholders and members (collectively, “GTAT Releasees”) of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, claims, rights, damages, losses or liabilities of any kind or nature whatsoever, both at law or in equity, whether known or unknown which arose at any time prior to the Effective Date, or which hereafter could arise based on any act, fact, transaction, cause, matter or thing which occurred prior to the Effective Date related to the MB Contracts, the MB Equipment, or the business relationship between the MB Parties and the GTAT Parties, and (ii) each of the GTAT Parties hereby releases, remises and forever discharges the MB Parties and their current and former officers, directors, agents, attorneys, employees, affiliates, advisors, consultants, attorneys, shareholders and members (collectively, “MB Releasees”) of and from all debts, demands, actions, causes of action, avoidance actions, suits, accounts, covenants, contracts, agreements, claims, rights, damages, offsets, losses or liabilities of any kind or nature whatsoever, both at law or in equity, whether known or unknown which arose at any time

7 prior to the Effective Date, or which hereafter could arise based on any act, fact, transaction, cause, matter or thing which occurred prior to the Effective Date related to the MB Contracts, the MB Equipment, or the business relationship between the MB Parties and the GTAT Parties. Notwithstanding the foregoing, no GTAT Releasee or MB Releasee is released in respect of any rights or claims arising under the express terms of this Settlement Agreement. For the avoidance of doubt, upon entry of the Approval Order, (a) the MB Parties shall have no reclamation claims for any goods received by any GT Party, (b) the MB Parties shall have no administrative expense claims against any GT Party, (c) the only claims of any MB Party surviving against any GT Party shall be the general unsecured claims allowed under Section 4 of this Agreement, and (d) the GT Parties shall have no claims against any MB Party. 9. Public Communications and Non-Disparagement. The Parties will cooperate with respect to all public communications regarding this Settlement Agreement and the subject matter hereof, and further undertake not to disparage the other Party or its affiliates or their officers and directors. Each of the GTAT Parties hereby irrevocably and unconditionally agrees that it shall not, in any manner at any time, directly or indirectly, voluntarily disparage, denigrate or derogate any of the MB Parties, or any officer, director, employee, product, service, method, procedure or operation of any of the MB Parties, and each of the MB Parties hereby irrevocably and unconditionally agrees that it shall not, in any manner at any time, directly or indirectly, voluntarily, disparage, denigrate or derogate any of the GTAT Parties, or any officer, director, employee, product, service, method, procedure or operation of any of the GTAT Parties. This provision shall not prohibit any disclosure or statement made pursuant to any subpoena or order of court of competent jurisdiction, or otherwise required by law. This provision also shall not prohibit a statement by a Party in response to a disparaging, denigrating or derogatory

8 statement made by the other Party or any of its current or former officers, directors or employees (whether or not in violation of this Section 9). This Section 9 shall be effective upon execution of this Settlement Agreement. The MB Parties and GTAT Parties may refer to this non- disparagement provision in any public statement. 10. Bankruptcy. (a) The GTAT Parties shall, no later than two (2) business days following the execution of this Settlement Agreement by each of the Parties, file a motion (the “Motion”) with the Bankruptcy Court seeking entry of the Approval Order (as defined below). The GTAT Parties shall request that the hearing on the Motion be scheduled, on regular notice, on a date on or before May 31, 2015 in accordance with any scheduling orders applicable to the Chapter 11 Cases and the Federal Rules of Bankruptcy Procedure. If the Court denies such request, the Motion shall be heard at the June 11, 2015 omnibus hearing in the Chapter 11 Cases. The form of the Motion and Approval Order submitted to the Bankruptcy Court shall be reasonably satisfactory to the MB Parties. (b) The following conditions concerning the Approval Order shall be conditions to the effectiveness of this Settlement Agreement. (c) The Approval Order shall contain all of the provisions described herein; and (d) The Approval Order shall provide that it shall be binding on any chapter 1l trustee and/or examiner appointed in the Chapter 11 Cases or any chapter 7 trustee appointed for any of the GTAT Parties upon a conversion of any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code.

9 11. Effectiveness. The Parties hereby agree that this Settlement Agreement shall be conditioned upon (a) the entry of an order of the Bankruptcy Court approving this Settlement Agreement (the “Approval Order”), and (b) the Approval Order becoming final and no longer subject to any appeal (the “Effective Date”). 12. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses indicated below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 15). If to the MB Parties: Michael Leiser Head of Group Tax & Legal Meyer Burger Technology AG Schorenstrasse 39 CH-3645 Gwatt (Thun)/Switzerland Tel: +41 33 221 21 00 Michael.leiser@meyerburger.com and Derek Taylor CFO Diamond Materials Tech, Inc. 3505 N. Stone Ave. Colorado Springs, CO 80907 Tel: (719) 570-1150 ext. 1019 d.taylor@dmt-inc.com

10 with a copy to: Robert A. Soriano Greenberg Traurig, P.A. 625 E. Twiggs Street, Suite 100 Tampa, FL 32602 Tel: (813) 318-5700 sorianor@gtlaw.com If to the GTAT Parties: Hoil Kim Vice President, General Counsel GT Advanced Technologies, Inc. 243 Daniel Webster Highway Merrimack, NH 03054 Tel: (603) 681-3820 hoil.kim@gtat.com with a copy to: Luc Despins Paul Hastings LLP 75 East 55th Street New York, NY 10022 Tel: (212) 318-6001 lucdespins@paulhastings.com 13. Entire Agreement. This Settlement Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. 14. Successor and Assigns. This Settlement Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. 15. No Third-Party Beneficiaries. This Settlement Agreement is for the sole benefit of the Parties and their respective successors and assigns (and, to the extent provided herein, affiliates) and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Settlement Agreement.

11 16. Headings. The headings in this Settlement Agreement are for reference only and shall not affect the interpretation of this Settlement Agreement. 17. Amendment and Modification; Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Settlement Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Settlement Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right. 18. Severability. If any term or provision of this Settlement Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Settlement Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Settlement Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. 19. Governing Law; Submission to Jurisdiction. This Settlement Agreement and the rights and obligations of the Parties will be governed by and construed and enforced in accordance with the laws of New Hampshire. All actions and proceedings arising out of or relating to this Settlement Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be heard and determined in the Bankruptcy Court, or if the Bankruptcy Court no longer has jurisdiction or abstains, then in the state courts of New York sitting in New York City in the Borough of Manhattan or, to the extent subject matter

12 jurisdiction exists therefor, the United States District Court for the Southern District of New York, and the Parties irrevocably submit to the exclusive jurisdiction of such courts in respect of any such actions or proceedings. 20. Waiver of Jury Trial. Each Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Settlement Agreement or the transactions contemplated hereby. Each Party to this Settlement Agreement certifies and acknowledges that (a) no representative of any other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action; (b) such Party has considered the implications of this waiver; (c) such Party makes this waiver voluntarily; and (d) such Party has been induced to enter into this Settlement Agreement by, among other things, the mutual waivers and certifications in this Section 21. 21. Counterparts. This Settlement Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Settlement Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Settlement Agreement. 22. No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Settlement Agreement. In the event an ambiguity or question of intent or interpretation arises, this Settlement Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Settlement Agreement. [Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement on the date first written above. MEYER BURGER AG By: /s/ Tom Devine Tom Devine Title: Attorney in Fact and By: /s/ Derek Taylor Derek Taylor Title: Attorney in Fact DIAMOND MATERIALS TECH, INC. By: /s/Tom Devine Tom Devine Title: President and By: /s/ Derek Taylor Derek Taylor Title: Chief Financial Officer MBT SYSTEMS LTD. By: /s/ Tom Devine Tom Devine Title: Attorney in Fact and By: /s/ Derek Taylor Derek Taylor Title: Attorney in Fact

GTAT CORPORATION By: /s/ Hoil Kim Name: Hoil Kim Title: Vice President and General Counsel GT ADVANCED TECHNOLOGIES, INC. By: /s/ Hoil Kim Name: Hoil Kim Title: Vice President and General Counsel GT ADVANCED EQUIPMENT HOLDING LLC By: /s/ Hoil Kim Name: Hoil Kim Title: Vice President and General Counsel GT EQUIPMENT HOLDINGS, INC. By: /s/ Hoil Kim Name: Hoil Kim Title: Vice President and General Counsel LINDBERGH ACQUISITION CORP By: /s/ Hoil Kim Name: Hoil Kim Title: Vice President and General Counsel

GT SAPPHIRE SYSTEMS HOLDING LLC By: /s/ Hoil Kim Name: Hoil Kim Title: Vice President and General Counsel GT ADVANCED CZ LLC By: /s/ Hoil Kim Name: Hoil Kim Title: Vice President and General Counsel GT SAPPHIRE SYSTEMS GROUP LLC By: /s/ Hoil Kim Name: Hoil Kim Title: Vice President and General Counsel GT ADVANCED TECHNOLOGIES LIMITED By: /s/ Hoil Kim Name: Hoil Kim Title: Director